CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)


                                               Three Months Ended         Nine Months Ended
                                                  September 30,             September 30,
                                            ------------------------  -------------------------
                                                1996         1995        1996          1995
                                            ------------  ----------  -----------  ------------
(A)    Net Income...........................   $196,857     $194,712    $453,598       $463,031
                                               ========     ========    ========       ========

EARNINGS PER SHARE

Based on average common shares outstanding
------------------------------------------

(B)    Average shares outstanding...........    220,409      220,718     219,802        223,061

(A/B) Net income............................      $0.89        $0.88       $2.06          $2.08
                                                  =====        =====       =====          =====

Based on average common and common
----------------------------------
equivalent shares outstanding
-----------------------------
Primary:
(C)    Average common equivalent shares.....      1,932        2,709       2,174          2,358

(D)    Average common and  common equivalent
         shares (B + C).....................    222,341      223,427     221,976        225,419

(A/D) Net income............................      $0.89 (1)    $0.87       $2.04 (1)      $2.05
                                                  =====        =====       =====          =====

Fully diluted:
(E)    Average common equivalent shares.....      2,136        2,702       2,415          2,895

(F)    Average common and common equivalent
         shares (B + E).....................    222,545      223,420     222,217        225,956

(A/F) Net Income............................      $0.88 (1)    $0.87       $2.04 (1)      $2.05
                                                  =====         ====       =====          =====

-------------------------------------
(1)  Dilution is less than 3%.


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